EXHBIT 10.12

                                LETTER OF INTENT

This document shall serve as a "Letter of Intent" for Bentley Communications Corp. and Jinjiang Electrical Industrial Co., Ltd. to explore cooperation in several fields. Both parties have agreed to the following actions.

1.       Digital Video Reciever (DVR)
-------------------------------------

a.       Bentley shall provide product specifications
b.       Jinjiang shall produce a procurement, assembly plant and cost analysis

2.       Paper Shredder
-----------------------

a. Bentley shall provide product specifications and 3 sample copies for each model
b.       Jinjiang shall produce a procurement, assembly plan and cost analysis

3.       Biometric Authentication system
----------------------------------------

a. Bentley shall provide general product development guidance and shall market such a system through 1 or more of Bentley's website(s). The BAS shall have the following but not limited to:
         1. Function under several Operating Systems such as CE, Win98, Win2K, Citrix, and Linux
         2.       Software shall have a very competitive price
         3.       Have a 99.5% or better authentication accuracy
         4. Compatible with 79% or more of all cameras currently available.
b.       Jinjiang shall produce a procurement, assembly plan and cost analysis



Witness:  ROCTECH HK Co. Ltd.                  Jinjiang Electric Industrial Co.,
                                               Ltd.

/s/ Patrick Rocillo                            /s/ Tang Hou Long
-------------------------------------          ---------------------------------
Patrick Rocillo/CEO & President                Tang Hou Long/President

Bentley Communications Corp.

/s/ Gordon F. Lee.
------------------------------------
Gordon F. Lee/ CEO&President


                                                                              50